UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April  29, 2008

Klever Marketing. Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-18730	363688583
(State or other jurisdiction	(Commission File	(IRS Employer
Of incorporation)	Number)	Identification No.)

955 N 400 W, Suite 8, North Salt Lake, UT 84054
(Address of principal executive offices) (Zip Code)

PO Box #329, Bountiful, UT 84011-0329
(Preferred address for secured mail receipt and company correspondence)

(801) 951-8066 (new) and/or former telephone number (801) 263-0404
Registrant’s telephone number, including area code

Item 8 - Other

Klever Marketing, Inc., announces the recent resignation of Bernadette M. Suckel as its part-time Chief Operating Officer effective April 29, 2008. Since the company has discontinued day-to-day operations, the position of Chief Operating Officer will not be filled during this transition period.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Klever Marketing, Inc.
Date: July 21, 2008

by: /s/ William C. Bailey
William C. Bailey, Chairman